                                 EXHIBIT 24.1


                               POWER OF ATTORNEY

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Caulder, Carlton J. Eibl and James A. Baumker and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Form 10-K or any and all amendments to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 Chairman, Chief
                                 Executive Officer and
/s/ JERRY CAULDER                Director                   October 19, 1995
-----------------
(Jerry Caulder)


/s/ THOMAS J. CABLE              Director                   October 19, 1995
-------------------
(Thomas J. Cable)


/s/ GEORGE R. HILL               Director                   October 19, 1995
------------------
(George R. Hill)


/s/ KENNETH H. HOPPING           Director                   October 19, 1995
----------------------
(Kenneth H. Hopping)


/s/ DAVID H. RAMMLER             Director                   October 19, 1995
--------------------
(David H. Rammler)


/s/ A. JOHN SPEZIALE             Director                   October 19, 1995
--------------------
(A. John Speziale)

                                      115